SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant

Definitive Proxy Statement

ELINE MUSIC.COM., INC.

(Name of the Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

ELINE MUSIC.COM, INC.

14919 LEBANON RD.

OLD HICKORY, TN 37138

(615) 754-1871

MARCH 20, 2001

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of ELine Music.com, Inc. (the "Company") for use at the Company's annual meeting of Shareholders, to be held at 11:30 a.m. on Monday, April 17, 2001, at Creative Network, Inc., 14 North Sixth Street, 3rd Floor, Stroudsburg, PA 18360, and at any adjournment thereof (the "Meeting"). Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the meeting in accordance with the specifications thereon. If the proxy is signed without specifying choices, the proxy will be voted FOR the proposals contained herein. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting. Any shareholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

A complete list of the shareholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, will be kept open at the offices of the Company at 14919 Lebanon Rd., Old Hickory, TN 37138, for examination by any shareholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The cost of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies personally. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from, their principals. The cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy statement, the form of proxy enclosed herewith, and any additional material, the cost of forwarding solicitation material to the beneficial owners of sock, and other costs of solicitation are to be done by the Company.

This Proxy Statement and accompanying form of proxy will be first sent to shareholders on or about March 20, 2001.

VOTING

The securities of the Company entitled to vote at the meeting consist, as of March 12, 2001, the record date fixed by the Board of Directors (the "Record Date"), of 10,800,000 shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented to the shareholders. The Company has no other outstanding voting securities. Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting.

BENEFICIAL AND RECORD OWNERSHIP OF SECURITIES

The following table sets forth certain information as of March 20, 2001, with respect to the beneficial ownership of the Company's Common Stock (a) by each person who is known to the Company to own beneficially or of record more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for election as a director of the Company, and (c) all officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Sonny Paradise CEO, Chairman of the Board 14919 Lebanon Rd. Old Hickory, TN 37138	9,920,000	86%
Common	Officers and Directors	0	0%

ELECTION OF DIRECTORS

The Company's Bylaws state that the Board of Directors shall consist of not more than nine (9) members. The current Board of Directors have agreed to serve, if elected. The shareholders are asked to elect these Directors to serve until the next annual meeting of shareholders.

A vote FOR is a vote in favor of electing the nominated Directors until the next annual meeting.

Sonny Paradise, Chief Executive Officer and Chairman of the Board. Mr. Paradise has served as a Member of the Board since inception. Mr. Paradise has been in the music industry for more than ten (10) years. In the beginning of his career, he worked with Guy Vaughn, a famous writer and producer. As he developed music skills, he wrote and produced his first album in 1991 for singer Kristy Jones. Subsequent to that achievement, Mr. Paradise produced and wrote five (5) successful country albums. The first album received two nominations from the Country Music Independent Record Association for Album of the year and Male Vocalist of the year. Additionally, among the five (5) albums, there were four (4) top ten independent country hits and two (2) number one country hit songs. The successes achieved with these albums established Mr. Paradise as a fast rising music executives.

In 1993, Mr. Paradise reached another milestone in his career as an executive producer (with Trump Castle) of a nationally televised show titled "Country Quest USA". This show introduced, for the first time, a new way to distribute records via television, geared directly at the country music buying public. He is also responsible for bringing Rap music to a significant level in Nashville, Tennessee by signing two (2) relatively new artists, Pistol and Boogie to the major record labels of Ruthless Records and Relativity Music Group.

In 1995, Mr. Paradise was approached by Rick Wake, a world-renowned producer/writer and President of A&M owned DV8 Records, to help in running his organization. For a short time, he worked with Mr. Wake and was exposed to such big name artists as Celine Dion, Mariah Carey, The Bee Gees, and more. As head of Artists Relations, he was responsible for a Billboard number one hit, "Stand Up" by Love Tribes.

As CEO and Board Chairman, Mr. Paradise will oversee all executive decisions regarding the strategic direction of the Company and report regularly to the Board on such progress. He will also play a significant role with the creative aspects of the Company. He will direct the recruitment of talent, make evaluations of talent and create introductions and oversight to advertising and other alliances with different record labels, producers, etc.

John P. Brancaccio, President and Chief Operating Officer, Board Member. Mr. Brancaccio has served as a member of the Board of Directors and as President of the Corporation since January 1, 2001. Mr. Brancaccio comes to E Line with over thirty (30) years of increasingly responsible operational and financial positions within various industries. Most recently he served as Executive Vice President with a medical communications company. Prior to that, he was associated with Zambon Corporation, an international pharmaceutical company, serving as its Senior Vice President of Finance and Chief Financial Officer and having responsibility for operations in North, Central and South America. In that capacity, Mr. Brancaccio had extensive experience in operations, strategic alliances/joint ventures, and technology licensing. He also developed strategic and business plans, and, as part of these responsibilities, he developed and implemented accounting/business system infrastructure and decision models that assisted management and the board of directors in the evaluation of licensee candidates and joint venture opportunities.

Before joining Zambon, he worked with Deven Associates, Inc., an international human resource consulting firm as its Chief Financial Officer. While at Deven, Mr. Brancaccio was responsible for obtaining company financing through investor sources and preparing the company for an initial public offering. Mr. Brancaccio has also served in various capacities with small to larger (NYSE) companies in various accounting and financial control areas, including SEC reporting and compliance functions. Mr. Brancaccio is a Certified Public Accountant, and is affiliated with The American Institute of Certified Public Accountants, The New Jersey State Society of Certified Public Accountants and The Financial Executives Institute.

Mr. Brancaccio, in his role as President and COO, will be primarily responsible for the day-to-day operations in the implementation of the Company's strategic plan. He will oversee all administrative and financial aspects of the E Line, working closely with Mr. Paradise.

Mr. Brancaccio has received compensation of $27,500 for services rendered as President of the Company from January 1, 2000 through February 28, 2001. His annual salary is $160,000.

Charles Barrett, Vice President/Marketing, Board Member. Mr. Barrett has served as Vice President and a Board Member since inception. In his capacity, Mr. Barrett plays a key role in the recruitment of independent artists/labels. He has more than twenty (20) years of experience in the music industry as a performer, writer, producer, engineer and manager. Mr. Barrett's credits include two (2) number one hits and a number two hit from his album "Stop and Rewind", as well as charting this album at Number four in Europe. The European Country Music Association honored him with a nomination for Independent Country Album of the Year.

He has performed with such stars as Tracey Lawrence, Janie Fricke, The Marshall Tucker Band, Clinton Gregory, Marty Brown, Vern Gosdin and Jerry Lee Lewis. Additionally, he has appeared at the Grand Ole Opry, Gilleys and various casinos in Las Vegas and Atlantic City, where he headlined on a nationally televised show with Tom T. Hall and the Hager Twins from "Hee-Haw".

In his current role, Mr. Barrett is instrumental in the recruitment and development of talent at E Line. His experience and understanding of the music/entertainment industry uniquely qualifies him for this position within the Company.

Kevin Grisham, Vice President/Production and Board Member. Mr. Grisham has served as Vice President and Board Member since inception. In his Production role, Mr. Grisham is responsible for the recruitment, development and evaluation of talent at the Company. He also works in the studio setting as an engineer and acts as a producer with certain artists. He is a well-known disc jockey, and has worked with such notables as Easy E, Above the Law, Bone Thugs and Harmony, Dr. Dre, and Rahiem and Scorpio of Grand Master Flash. In 1988, he won the DMC Mixing Championship at New York's Palladium.

APPOINTMENT OF INDEPENDENT AUDITOR

J.H. Cohn LLP, is currently the Company's independent auditor, and the Company's Board of Directors has reappointed J.H. Cohn for the next fiscal year. On January 5, 2001, the Company, by and through its Board of Directors, dismissed its auditor, David Coffey, CPA, and retained J.H. Cohn LLP as its independent auditor. The auditor's report for the previous two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the auditors have given an opinion that there is uncertainty as to whether the Company can continue as a going concern. There were no disagreements with the previous auditor on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

The Company's auditors plan on attending the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. J.H. Cohn, LLP has provided services totaling $29,500 for audit and SAS 71 review fees as of the date of this statement. There were no non-audit services performed.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The purpose of the amendment is to increase the number of authorized shares of the Company's common stock to 100,000,000. The increase in shares will be used primarily for acquisitions and future offerings.

A vote FOR is a vote in favor of increasing the authorized shares of Common Stock.

APPROVAL OF EMPLOYEE STOCK INCENTIVE PROGRAM

The Company expects to implement an Employee Stock Incentive Program ("Program"), which contains the following provisions: The Board of Directors will be authorized to issue options to employees to purchase up to 2,000,000 shares of common stock of the Company at a price equaling one hundred percent (100%) of the fair market value of the stock on the date the option is issued. No one employee may receive options to purchase more than 1,000,000 shares nor shall the value of the stock underlying the option be greater than $2,000,000. The option may expire no longer than ten (10) years from the date issued. Certain owners of more than ten percent (10%) of the Company's common stock are subject to greater restrictions on price and amounts of stock options granted.

Under the Program, restricted stock may also be issued to employees, subject to such employee continuing to employed by the Company for at least six (6) months from the date the grant is made. If the employee ceases to be employed before the term set has expired, them grant of restricted stock terminates.

The granting of options to purchase stock or restricted stock is left to the discretion of the Board of Directors, acting pursuant to a recommendation of the Compensation Committee established by the Board, except that the Board may not waive the minimum requirements established by the Program. The Company will furnish a complete copy of the Program to a shareholder upon request.

A vote FOR is a vote in favor of implementing the Employee Stock Incentive Program.

OTHER BUSINESS

At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

Please vote, date and sign the enclosed Proxy and return it at your earliest convenience. Any change of your proxy once you have signed it and sent it in will require a ten (10) day change of notice to the Company.

DATED: ___________________________ By the Order of the Board of Directors

_______________________________

John Brancaccio

President